                           SOUTHWEST GAS CORPORATION


                            EXECUTIVE DEFERRAL PLAN














                            Effective March 1, 1986

                       Amended and restated March 1, 1988

                       Amended and restated March 1, 1989

                       Amended and restated March 1, 1990

                     Amended and restated October 29, 1992

                       Amended and restated May 10, 1994

                           MASTER PLAN DOCUMENT
                                  OF THE
                         SOUTHWEST GAS CORPORATION
                          EXECUTIVE DEFERRAL PLAN


                                  PURPOSE

The purpose of this Plan is to provide specified benefits to a select group of key employees who contribute materially to the continued growth, development and future business success of SOUTHWEST GAS CORPORATION.


                                 ARTICLE 1
                                DEFINITIONS

For purposes hereof, unless otherwise clearly apparent from the context, the words and phrases listed below shall be defined as follows:

1.1 "Account Balance" means a Participant's individual fund comprised of Deferrals, Company Contributions and interest earnings credited thereon up to the time of Benefit Distribution.

1.2 "Base Annual Salary" means the yearly compensation paid to an Executive, excluding bonuses, commissions, overtime, and nonmonetary awards for employment services to the Company.

1.3 "Beneficiary" means the person or persons, or the estate of a Participant, named to receive any benefits under the Plan upon the death of a Participant.

1.4  "Benefit Account Balance" shall have the meaning set forth in Article
     5.3.

1.5 "Benefit Distribution" means the date benefits under the Plan commence or are paid in full to a Participant, or because of his death, to his Beneficiary, which will occur within 90 days of notification to the Company of the event that gives rise to such distribution.

1.6 "Board of Directors" means the Board of Directors of Southwest Gas Corporation.

1.7 "Bonus" means the portion of actual awards, if any, paid in cash following the end of a Performance Period under the terms of Southwest Gas Corporation's 1993 Management Incentive Plan.
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1.8  "Committee" means the administrative committee appointed by the Board of
     Directors to manage and administer the Plan in accordance with the provisions of the Plan.

1.9 "Company" means Southwest Gas Corporation and such of its Subsidiaries as the Board of Directors may select to become parties to the Plan.

1.10 "Company Contributions" means the amount added, if any, to a Participant's Account Balance in accordance with Article 3.2 of the Plan.

1.11 "Deferral(s)" means the amount of Base Annual Salary and Bonus transferred to the Plan accounts.

1.12 "Executive" means any officer of Southwest Gas Corporation.

1.13 "Employee" means any full-time employee of the Company as determined under the personnel policies and practices of the Company.

1.14 "Master Plan Document" means this legal instrument containing the provisions of the Plan.

1.15 "Moody's Rate" means Moody's Seasoned Corporate Bond Rate which is an economic indicator consisting of an arithmetic average of yields of representative bonds (industrial and AAA, AA and A rated public utilities) as of January 1 prior to each Plan Year as published by Moody's Investors Service, Inc. (or any successor thereto), or, if such index is no longer published, a substantially similar index selected by the Board of Directors.

1.16 "Moody's Composite Rate" means the average of the Moody's Rate on January 1 for the five years prior to Benefit Distribution.

1.17 "Participant" means any Executive who is an officer of Southwest Gas Corporation who executes a Plan Agreement or an Employee of the Company who has been selected to participate in the Plan and who executes a Plan Agreement.

1.18 "Plan" means the Executive Deferral Plan of the Company evidenced by this Master Plan Document.

1.19 "Plan Agreement" means the form of written agreement which is entered into from time to time, by and between the Company and a Participant.

1.20 "Plan Year" means the year beginning on March 1 of each year.

1.21 "Retire" or "Retirement" means the severance from employment with the Company on or after attaining age fifty-five (55) with ten Years of Service, other than by death, disability or Termination of Employment.

1.22 "Subsidiary" means any corporation, partnership, or other organization which is at least 50 percent owned by the Company or a Subsidiary of the Company.

1.23 "Terminates Employment" means the ceasing of employment with the Company, either voluntarily or involuntarily, excluding Retirement, disability or death.

1.24 "Years of Service" means the length of time a Participant has been employed by the Company as defined in the Southwest Gas Corporation Retirement Plan for Employees.


                                 ARTICLE 2
                                ELIGIBILITY

2.1 An Executive shall become eligible to participate in the Plan as of the effective date of his election as an officer by the Board of Directors. The Committee in its sole discretion may select any other Employee to become eligible to participate in the Plan.

2.2 If a Participant ceases to be an officer of Southwest Gas Corporation and he continues as an Employee, the Committee in its sole discretion will determine whether such Employee will continue to be eligible to participate in the Plan.

2.3 Once eligible to participate in the Plan, an Executive or an Employee has to complete, execute and return to the Committee a Plan Agreement to become a Participant in the Plan. Continued participation in the Plan is subject to compliance with any further conditions as may be established by the Committee.


                                 ARTICLE 3
               DEFERRAL COMMITMENT AND COMPANY CONTRIBUTION

3.1 A Participant may defer up to 50 percent of his Base Annual Salary and Bonus received during a Plan Year; provided, that such Deferral exceeds $2,000 per Plan Year.

3.2 If a Participant makes a Deferral commitment, the Company will contribute an amount equal to 50 percent of the Participant's Deferral, up to a maximum of 3 percent of the Participant's Base Annual Salary, to the Participant's Account Balance.

3.3 Prior to the commencement of each Plan Year, a Participant will advise the Committee, in writing, of his Base Annual Salary Deferral commitment for the upcoming Plan Year. At that same time, a Participant will also make his Bonus Deferral commitment for the Plan Year following the upcoming Plan Year. If a Participant fails to so advise the Committee, through no fault of the Company, he will not be permitted to defer any of his Base Annual Salary during upcoming Plan Year or Bonus during the next subsequent Plan Year.

3.4 A Participant's Deferral commitment will be exercised on a per pay period basis for the portion of his Base Annual Salary that is deferred. The exercise of a Participant's Deferral commitment with respect to his Bonus will occur at the time the Bonus is paid.

3.5 The Committee reserves the right to adjust any Participant's Deferral commitment during a Plan Year to ensure that a Participant's actual Deferral does not exceed the maximum allowable amount.

3.6 In the event an Executive or an Employee becomes a Participant in the Plan during a Plan Year, such Participant may defer up to 50 percent of the remaining portion of his Base Annual Salary for the current Plan Year. At that same time, a Participant will also make his Bonus Deferral commitment for the upcoming Plan Year. Such Participant must make his Deferral commitment by advising the Committee, in writing, at the time he elects to become a Participant in the Plan.

3.7 In the event a Participant defaults on his Base Annual Salary Deferral commitment, the Participant will not be allowed to make any further Deferrals during the current Plan Year and may not make any Deferrals for the subsequent Plan Year. In the event a Participant defaults on his Bonus Deferral commitment for a particular Plan Year, the Participant will not be able to defer any of his Bonus for that Plan Year or the subsequent Plan Year.

3.8  The Committee may waive for good cause the default penalty specified in
     Article 3.7 upon the request of the Participant.

                                ARTICLE 4
                     INTEREST, CREDITING AND VESTING

4.1 A Participant's Account Balance at the start of a Plan Year and any Deferrals and Company contributions made during a Plan Year will earn, except as provided for in Article 4.2, interest annually at 150 percent of the Moody's Rate. Interest will be credited to a Participant's account for Deferrals and Company contributions made during the Plan Year, as if all Deferrals and contributions were made on the first day of the Plan Year.

4.2  If a Participant Terminates Employment prior to completing five (5)
     Years of Service with the Company, interest credited for all Deferrals and vested Company contributions to a Participant's Account Balance will be adjusted based on the Moody's Rate during the period he participated in the Plan.

4.3 Company contributions and interest earned on such contributions will vest to a Participant at the rate of 20 percent per Year of Service and will vest completely once a Participant has five Years of Service with the Company.

4.4 In the event a Participant is allowed to postpone Benefit Distribution under the Plan, his Account Balance will earn interest annually under the provisions of Article 4.1, until Benefit Distribution.


                                 ARTICLE 5
                           PLAN BENEFIT PAYMENTS

5.1 A Participant's Account Balance will be paid to the Participant in a lump-sum payment at the time of Benefit Distribution, unless the Participant qualifies to receive benefit payments over a specific benefit payment period.

5.2 A Participant's Account Balance will earn interest under the provisions of Article 4.1 until the time of Benefit Distribution.

5.3 If a Participant is entitled to receive Plan benefit payments over a specific benefit payment period, his Account Balance at the commencement of Benefit Distribution will be credited with an amount equal to the interest such balance would have earned assuming distribution in equal monthly installments over the specific benefit payment period, at a specified interest rate, thereby creating a Benefit Account Balance.
     The Benefit Account Balance will then be paid to the Participant in equal monthly installments over the specific benefit payment period.

                                 ARTICLE 6
                        RETIREMENT BENEFIT PAYMENTS

6.1 A Participant who Retires from the Company qualifies to receive his Account Balance over a period of either 120, 180 or 240 months. The Committee will have complete discretion to determine the retirement benefit payment period that will be awarded to an individual
     Participant.

6.2 A Participant who Terminates Employment after attaining age 55 with less than ten (but more than five) Years of Service with the Company, may qualify to receive his Account Balance under the provisions of Article 6.1, if the Committee permits postponing Benefit Distribution under the provisions of Article 9.2.

6.3 The interest rate used to calculate the amount that will be credited to a Participant's Account Balance, to determine his Benefit Account Balance under the provisions of Article 5.3, will be 150 percent of the Moody's Composite Rate.


                                 ARTICLE 7
                 PRERETIREMENT SURVIVOR BENEFIT PAYMENTS

7.1 If a Participant dies while he is an employee of the Company, his Account Balance will be paid to his Beneficiary in a lump sum distribution at the time of Benefit Distribution or in equal monthly installments over the 180 month survivor benefit payment period. The Committee, in its sole discretion, will determine whether the Participant's Beneficiary will qualify for payment over the survivor benefit payment period.

7.2 If the Committee determines to pay the Beneficiary over the survivor benefit payment period, the interest rate used to determine the amount that will be credited to a Participant's Account Balance, to determine his Benefit Account Balance under the provisions of Article 5.3, will be the Moody's Composite Rate.


                                 ARTICLE 8
                 POSTRETIREMENT SURVIVOR BENEFIT PAYMENTS

8.1 If a Participant dies after the commencement of retirement or disability benefit payments under Articles 6 or 10 but prior to such benefits having been paid in full, the Participant's benefit payments will continue to be paid to the Participant's Beneficiary through the end of the originally awarded benefit payment period, except as provided for in
     Article 11.7.

8.2 If a Participant, who has been permitted by the Committee to postpone Benefit Distribution under the provisions of Article 9.2, dies after he Terminates Employment but prior to the commencement of benefit payments, his Beneficiary will commence receiving retirement benefit payment at the time the Participant would have qualified for such payments under the provisions of Article 6.2.


                                 ARTICLE 9
                       TERMINATION BENEFIT PAYMENTS

9.1 A Participant who Terminates Employment with the Company prior to Retirement will receive his Account Balance in a lump sum payment at Benefit Distribution, unless he is permitted by the Committee to postpone Benefit Distribution under the provisions of Article 9.2.

9.2 If a Participant Terminates Employment prior to completing ten (but more than five) Years of Service after attaining age 55, the Committee, in its sole discretion, may postpone Benefit Distribution until the date the Participant would have qualified to Retire under the provisions of the Plan.


                                ARTICLE 10
                        DISABILITY BENEFIT PAYMENTS

10.1 A Participant shall be considered disabled if he qualifies for a disability benefit under the Company's group long-term disability plan. In the event a Participant does not qualify for benefits under the group long-term disability plan, the Committee, in its sole discretion, may determine that a Participant is disabled under the provisions of the Plan.

10.2 Notwithstanding the provisions of Article 4.3, Company contributions and interest earned on such contributions will be fully vested to the Participant at the time he is determined to be disabled under this Article.

10.3 If a Participant is disabled within the first five Years of Service with the Company, he will receive his Account Balance in a lump sum payment at Benefit Distribution.

10.4 If a Participant is disabled after five Years of Service with the Company, his Account Balance will be paid to him in equal monthly installments over the 180 month disability benefit payment period.

10.5 If a Participant qualifies to receive his Account Balance over the disability benefit payment period, the interest rate used to calculate the amount that will be credited to a Participant's Account Balance, to determine his Benefit Account Balance under the provisions of Article 5.3, will be 150 percent of the Moody's Composite Rate.

                                ARTICLE 11
                               BENEFICIARIES

11.1 A Participant shall have the right to designate any person as his Beneficiary to whom benefits under this Plan shall be paid in the event of the Participant's death prior to the total distribution of his Benefit Account Balance under the Plan. If greater than 50 percent of the Benefit Account Balance is designated to a Beneficiary other than the Participant's spouse, such Beneficiary designation must be consented to by the Participant's spouse. Each Beneficiary designation must be in written form prescribed by the Committee and will be effective only when filed with the Committee during the Participant's lifetime.

11.2 A Participant shall have the right to change the Beneficiary designation, subject to spousal consent under the provisions of Article 11.1, without the consent of any designated Beneficiary by filing a new Beneficiary designation with the Committee. The filing of a new Beneficiary designation form will cancel all Beneficiary designations previously filed.

11.3 The Committee shall acknowledge, in writing, receipt of each Beneficiary designation form.

11.4 The Committee shall be entitled to rely on the Beneficiary designation last filed by the Participant prior to his death. Any payment made in accordance with such designation shall fully discharge the Company from all further obligations with respect to the amount of such payments.

11.5 If a Beneficiary entitled to receive benefits under the Plan is a minor or a person declared incompetent, the Committee may direct payment of such benefits to the guardian or legal representative of such minor or incompetent person. The Committee may require proof of incompetency, minority or guardianship as it may deem appropriate prior to distribution of any Plan benefits. Such distribution shall completely discharge the Committee and the Company from all liability with respect to such payments.

11.6 If no Beneficiary designation is in effect at the time of the Participant's death, or if the named Beneficiary predeceased the Participant, then the Beneficiary shall be: (1) the surviving spouse;
     (2) if there is no surviving spouse, then his issue per stirpes; or (3) if no surviving spouse or issue, then his estate.

11.7 If a Beneficiary receiving benefit payments under the provisions of Articles 7 or 8 of the Plan dies prior to the completion of the benefit payment period, the total of the remaining benefit payments will be paid, in a lump sum amount, to the contingent Beneficiary designated by the Participant under the provisions of Article 11.1.

     If the Participant has failed to designate a contingent Beneficiary, the total of the remaining benefit payments will be paid, in lump sum amount, to the Beneficiary's estate.


                                ARTICLE 12
                             LEAVE OF ABSENCE

12.1 If a Participant is authorized by the Company for any reason to take a paid leave of absence, the Participant's Deferral commitment shall remain in full force and effect.

12.2 If a Participant is authorized by the Company for any reason to take an unpaid leave of absence, the Participant's Deferral commitment shall be suspended until the leave of absence ends and the Participant's employment resumes.


                                ARTICLE 13
                            EMPLOYER LIABILITY

13.1 Amounts payable to a Participant shall be paid exclusively from the general assets of the Company.

13.2 The Company shall have no obligation under the Plan to a Participant or a Participant's Beneficiary, except as provided in this Master Plan Document.

13.3 The Participant must cooperate with the Committee in furnishing all information requested by the Company to facilitate the payment of his Benefit Account Balance. Such information may include the results of a physical examination if any is required for participation in the Plan.


                                ARTICLE 14
                   NO GUARANTEE OF CONTINUING EMPLOYMENT

14.1 The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between the Company and a Participant. Moreover, nothing in the Plan shall be deemed to give a Participant the right to be retained in the service of the Company or to interfere with the right of the Company to discipline or discharge the Participant at any time.

                                ARTICLE 15
            TERMINATION, AMENDMENT OR MODIFICATION OF THE PLAN

15.1 The Board of Directors may at any time, without notice, amend the Plan in whole or in part provided, however, that no amendment shall be effective to decrease or restrict the amount of interest to be credited under the provisions of Article 4.1 on an Account Balance as of the date of such amendment.

15.2 The Board of Directors reserves the right to partially or completely terminate the Plan at any time and for any reason.

15.3 The Board of Directors may partially terminate the Plan by instructing the Committee not to accept any additional Deferral commitments. In the event of a partial termination, the remaining provisions of the Plan shall continue to operate and be effective for all Participants in the Plan, as of the date of such partial termination.

15.4 In the event that the Board of Directors completely terminates the Plan, the Plan shall cease to operate and the Committee shall pay out to each Participant his Account Balance, plus interest to be credited to the Account Balance, as of the date of the Plan's termination. The Committee, in its sole discretion, may either make a lump sum distribution at the time of Benefit Distribution or in equal monthly installments over the 60 month Plan termination benefit payment period. If the Committee determines to pay a Participant over the Plan termination benefit payment period, the interest rate used to calculate the amount that will be credited to a Participant's Account Balance, to determine his Benefit Account Balance under the provisions of Article 5.3, will be 150 percent of the Moody's Composite Rate.

15.5 In the event of a hostile or non-negotiated takeover of the Company, the benefits of this Plan will become 100 percent vested for all Participants and the interest credited to a Participant's Account Balance under any provision of this Plan will be adjusted based on 200 percent of the Moody's Rate.

15.6 Once benefits payments have commenced, termination of the Plan shall not terminate the rights of a Participant or his Beneficiary to continue to receive such payments. For all other Participants, the termination of the Plan will limit benefits under the Plan to those provided for in
     Article 15.4 herein.

                                ARTICLE 16
                  RESTRICTIONS ON ALIENATION OF BENEFITS

16.1 To the maximum extent permitted by law, no interest or benefit under the Plan shall be assignable or subject in any manner to alienation, sale, transfer, claims of creditors, pledge, attachment or encumbrances of any kind.


                                ARTICLE 17
                        ADMINISTRATION OF THE PLAN

17.1 The general administration of the Plan, as well as construction and interpretation thereof, shall be vested in the Committee. The number of members of the Committee shall be established by, and the members shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors of the Company.

17.2 Subject to the Plan, the Committee shall from time to time establish rules, forms and procedures for the administration of the Plan. Except as otherwise expressly provided, the Committee shall have the exclusive right to interpret the Plan and to decide any and all matters arising thereunder. The Committee's decisions shall be conclusive and binding upon all persons having or claiming to have any right or interest under the Plan.

17.3 The Committee may employ such consultants, advisors and managers as it deems necessary or useful in carrying out its duties.

17.4 No member of the Committee shall be liable for any act or omission of any other member of the Committee, nor for any act or omission on his own part, excepting his own willful misconduct. The Company shall indemnify and save harmless each member of the Committee against any and all expenses and liabilities arising out of his membership on the Committee, with the exception of expenses and liabilities arising out of his own willful misconduct.

17.5 To enable the Committee to perform its functions, the Company shall supply full and timely information to the Committee on all matters relating to the compensation of all Participants, their retirement, death or other cause for termination of employment, and such other pertinent facts as the Committee may require.

17.6 The Committee shall have the power, in its sole discretion, to change the manner and time of payments to be made to a Participant or Beneficiary from that set forth herein, if requested to do so by such Participant or Beneficiary.

                                ARTICLE 18
                               MISCELLANEOUS

18.1 Any notice given under the Plan shall be in writing and shall be mailed or delivered to:

                         SOUTHWEST GAS CORPORATION
                         Executive Deferral Plan
                         Administrative Committee
                         5241 Spring Mountain Road
                         Las Vegas, NV  89102

18.2 The Plan shall be binding upon the Company and its respective successors, and upon a Participant, Participant's Beneficiary, assigns, heirs, executors and administrators.

18.3 The Plan shall be governed by and construed under the laws of the State of Nevada.

18.4 Headings in this Master Plan Document are inserted for convenience of reference only. Any conflict between such headings and the text shall be resolved in favor of the text.

18.5 Masculine pronouns wherever used shall include feminine pronouns and when the context dictates, the singular shall include the plural.

18.6 In case any provision of the Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but the Plan shall be construed and enforced as if such illegal and invalid provisions had never been inserted herein.

     IN WITNESS WHEREOF, the Company has executed this Master Plan Document this 13th day of May, 1994.

                                   SOUTHWEST GAS CORPORATION


                                   By        /s/  Michael O. Maffie
                                      _____________________________________

                                   Its  President/Chief Executive Officer
                                      _____________________________________